UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2014 (October 30, 2014)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 30, 2014, DISH Network Corporation (“DISH Network”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.              The election of George R. Brokaw, Joseph P. Clayton, James DeFranco, Cantey M. Ergen, Charles W. Ergen, Steven R. Goodbarn, Charles M. Lillis, Afshin Mohebbi, David K. Moskowitz, Tom A. Ortolf, and Carl E. Vogel as directors to serve until the 2015 annual meeting of shareholders or until their respective successors shall be duly elected and qualified;

b.              Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

c.               Non-binding advisory vote on executive compensation;

d.              Re-approval of our 2009 Stock Incentive Plan; and

e.               Shareholder proposal regarding greenhouse gas (GHG) reduction targets.

The following are the final voting results for each of the items voted on at the meeting:

	For	Withheld	Abstain	Non-Votes
Election of directors:
George R. Brokaw	2,544,774,157	11,901,280	—	13,243,233
Joseph P. Clayton	2,512,665,374	44,010,063	—	13,243,233
James DeFranco	2,496,691,641	59,983,796	—	13,243,233
Cantey M. Ergen	2,505,155,877	51,519,560	—	13,243,233
Charles W. Ergen	2,518,069,131	38,606,306	—	13,243,233
Steven R. Goodbarn	2,544,223,653	12,451,784	—	13,243,233
Charles M. Lillis	2,545,048,038	11,627,399	—	13,243,233
Afshin Mohebbi	2,545,370,645	11,304,792	—	13,243,233
David K. Moskowitz	2,496,414,098	60,261,339	—	13,243,233
Tom A. Ortolf	2,516,379,387	40,296,050	—	13,243,233
Carl E. Vogel	2,494,148,039	62,527,398	—	13,243,233

Ratification of the appointment of KPMG LLP:
For				2,565,676,781
Against				3,977,589
Abstain				264,300

Non-binding advisory vote on executive compensation:
For				2,538,619,275
Against				12,797,575
Abstain				5,258,587
Broker Non-Votes				13,243,233

Re-approval of our 2009 Stock Incentive Plan:
For				2,540,140,176
Against				16,251,000
Abstain				284,261
Broker Non-Votes				13,243,233

Shareholder proposal regarding greenhouse gas (GHG) reduction targets:
For				68,125,618
Against				2,469,265,592
Abstain				19,284,227
Broker Non-Votes				13,243,233

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: November 3, 2014	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary